Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 20, 2025, with respect to the consolidated financial statements included in the Annual Report of Bluerock Homes Trust, Inc. on Form 10-K for the year ended December 31, 2024. We consent to the incorporation by reference of said report in the Registration Statements of Bluerock Homes Trust, Inc. on Form S-8 (File No. 333-267764) and Form S-11 (File No. 333-269415).

/s/ GRANT THORNTON LLP

Southfield, Michigan

March 20, 2025